UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2009
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY	11548
(Address of principal executive offices)	(Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On April 1, 2009, the Board of Directors of Pall Corporation (the “Registrant”) approved amendments to the Registrant’s By-laws relating to shareholder proposals for director nominations and other business to be properly brought at an annual meeting of shareholders.
          Specifically, the amendments to Section 2.07 clarify that the advance notice provisions set forth in Section 2.07 apply whether or not the shareholder proposals for director nomination or other business to be properly brought at an annual meeting are proposed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, the amendments provide that a shareholder must include the following information (in addition to the information that was previously required) in his/her advance notice: (a) information regarding any material interest of the shareholder (or beneficial owner) in the director nomination or other business proposal; (b) a description of all agreements, arrangements and understandings between the shareholder, the beneficial owner and/or any director nominee (including their respective affiliates or associates); and (c) an undertaking stating that the shareholder will notify the Registrant in writing of any changes in the information required to be included in the notice as of the meeting’s record date. These amendments are effective April 1, 2009.
          The foregoing description of the amendments to the Registrant’s By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached hereto as Exhibit 3(ii) and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

3(ii)	Registrant’s By-laws, as amended through April 1, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation
	/s/	FRANCIS MOSCHELLA
April 7, 2009		Francis Moschella
Vice President — Corporate Controller Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

3(ii)	Registrant’s By-laws, as amended through April 1, 2009

4